UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 21, 2014

Charles & Colvard, Ltd.

(Exact name of registrant as specified in its charter)

North Carolina	000-23329	56-1928817
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Perimeter Park Drive, Suite A
Morrisville, North Carolina	27560
(Address of principal executive offices)	(Zip Code)

(919) 468-0399

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Charles & Colvard, Ltd. (the “Company”) held its Annual Meeting of Shareholders on May 21, 2014. The shareholders considered three proposals, each of which is described in more detail in the Company’s definitive proxy statement dated April 23, 2014 (“the Proxy Statement”).

Proposal 1: To elect six nominees described in the Proxy Statement to the Company’s Board of Directors. The votes were cast as follows:

	For	Withheld	Broker Non-Votes
David B. Barr	8,624,324	2,603,487	7,180,229
H. Marvin Beasley	8,598,249	2,629,562	7,180,229
Anne M. Butler	6,203,817	5,023,994	7,180,229
George R. Cattermole	8,622,468	2,605,343	7,180,229
Randall N. McCullough	8,224,119	3,003,692	7,180,229
Ollin B. Sykes	8,374,204	2,853,607	7,180,229

All director nominees were duly elected.

Proposal 2: To ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014. The votes were cast as follows:

For	Against	Abstain
18,141,086	229,645	37,309

Proposal 2 was approved.

Proposal 3: To vote, on an advisory (nonbinding) basis, to approve executive compensation. The votes were cast as follows:

For	Against	Abstain	Broker Non-Votes
8,023,472	2,876,186	328,153	7,180,229

Proposal 3 was approved.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Charles & Colvard, Ltd.

May 23, 2014	By:	/s/ Kyle Macemore
Kyle Macemore Senior Vice President and Chief Financial Officer